UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

September 2, 2002
Date of Report (date of earliest event reported)

ADVANCED CELLULAR TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

California	0-11582	94-2915849
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification Number)

255 Shoreline Drive Suite 100
Redwood City, CA 94065
(Address of Principal Executive Offices
Including Zip Code)

(650) 486-8300
(Registrant’s telephone number,
Including area code)

Not Applicable
(Former name or former address, if changed since last report)
Item 1.	Changes in Control of Registrant

N/A
Item 2.	Acquisition or Disposition of Assets

N/A
Item 3.	Bankruptcy or Receivership

N/A
Item 4.	Changes in Registrant's Certifying Accountants

     On September 5, 1990, Hemming Morse, Inc. replaced Andrew S. Knight as the Company's independent public accountants.  On September 2, 2002, Hemming Morse, Inc. was replaced by Hein + Associates LLP.

     Andrew S. Knight’s reports on the Company's consolidated financial statements for each of the years ended 1989 and 1988 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  Hemming Morse, Inc. never prepared or issued a report on behalf of the Registrant as the Registrant ceased doing business in December 1990.

     During the years ended June 30, 1989 and June 30, 1988 and through the date hereof, there were no disagreements with Andrew S. Knight on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andrew S. Knight's satisfaction, would have caused him to make reference to the subject matter in connection with his report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B.

     The Company provided Andrew S. Knight with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of Andrew S. Knight's letter, dated June 9, 2003, stating his agreement with such statements.

     Effective September 2, 2002, the Board of Directors retained Hein + Associates LLP as its independent auditors to audit the Company's consolidated financial statements for the year ending June 30, 1990 through June 30, 2002.  During the years ended June 30, 1990 through June 30, 2002 and through the date hereof, the Company did not consult Hein + Associates LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Item 5.	Material Events

N/A
Item 6.	Resignations of Registrant's Directors

N/A
Item 7.	Financial Statements and Exhibits

(c) Exhibits 16 Letter from Andrew S. Knight to The Securities and Exchange Commission dated June 9, 2003.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELLULAR TECHNOLOGY, INC.

Dated: June 10, 2003	By: /s/ Dean P. Antonis
Dean P. Antonis
President, CEO and Director